Exhibit 4.1
THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of January 31, 2019, by and among TOLL BROTHERS FINANCE CORP. (the “Issuer”), the parties listed on Schedule A hereto (each an “Additional Guarantor” and collectively, the “Additional Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”). Capitalized terms used in this Twenty-Third Supplemental Indenture and not otherwise defined herein (including terms used on Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture, dated as of April 20, 2009, by and among the Issuer, Toll Brothers, Inc., as Guarantor, the other Guarantors identified therein and the Trustee (as more fully described on Exhibit A attached hereto).
RECITALS
WHEREAS, Section 4.04 of the Indenture provides that if in accordance with the provisions of the Bank Credit Facility the Company adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of the Original Indenture as a guarantor under the Bank Credit Facility, such Subsidiary shall contemporaneously become a Guarantor under the Indenture;
WHEREAS, desiring to become a Guarantor under the Indenture, each of the Additional Guarantors is executing and delivering this Twenty-Third Supplemental Indenture; and
WHEREAS, the consent of Holders to the execution and delivery of this Twenty-Third Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Twenty-Third Supplemental Indenture have been taken.
NOW, THEREFORE IT IS AGREED:
Section 1.Joinder. Each Additional Guarantor agrees that by its entering into this Twenty-Third Supplemental Indenture, it hereby unconditionally guarantees all of the Issuer’s obligations under (i) the 6.750% Senior Notes due November 1, 2019, (ii) any other Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company, and (iii) the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, as if each Additional Guarantor was a party to the Original Indenture.
Section 2.    Ratification of Indenture. This Twenty-Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Twenty-Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 3.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.    Successors and Assigns. All covenants and agreements in this Twenty-Third Supplemental Indenture by the Additional Guarantors shall bind each Additional Guarantor’s successors and assigns, whether so expressed or not.
Section 5.    Separability Clause. In case any one or more of the provisions contained in this Twenty-Third Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 6.    Governing Law. This Twenty-Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Twenty-Third Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Twenty-Third Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 7.    Counterparts. This Twenty-Third Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 8.    Role of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Twenty-Third Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Third Supplemental Indenture to be duly executed as of the date first above written.

TOLL BROTHERS FINANCE CORP., as Issuer

By:	/s/ Michael J. Grubb
Name: Michael J. Grubb
Title: Senior Vice President

THE ADDITIONAL GUARANTORS NAMED ON
SCHEDULE A HERETO, as Guarantors

By:	/s/ Michael J. Grubb
Name: Michael J. Grubb
Title: Designated Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President

[SIGNATURE PAGE TO TWENTY-THIRD SUPPLEMENTAL INDENTURE
TO INDENTURE DATED AS OF APRIL 20, 2009]

SCHEDULE A

Additional Guarantors as of January 31, 2019

Toll Southeast Inc., a Delaware corporation

Toll West Inc., a Delaware corporation

EXHIBIT A

For purposes of this Twenty-Third Supplemental Indenture, the term “Indenture” shall mean that certain Indenture, dated as of April 20, 2009 (the “Original Indenture”) by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $400,000,000 aggregate principal amount of 8.910% Senior Notes due 2017 (the “8.910% Senior Notes”) by Toll Brothers Finance Corp. (the “Issuer”) and the issuance of related guarantees by Toll Brothers, Inc. (the “Company”) and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of April 27, 2009; (ii) the Authorizing Resolutions, related to the issuance of $250,000,000 aggregate principal amount of 6.750% Senior Notes due 2019 (the “6.750% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 22, 2009; (iii) the First Supplemental Indenture dated October 27, 2011 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, thereby became Guarantors) and the Trustee; (iv) the Second Supplemental Indenture dated as of November 1, 2011 (the “Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, thereby became Guarantors) and the Trustee; (v) the Third Supplemental Indenture dated as of April 27, 2012 (the “Third Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (vi) the Fourth Supplemental Indenture dated as of April 30, 2013 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (vii) the Fifth Supplemental Indenture dated as of April 30, 2014 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (viii) the Sixth Supplemental Indenture dated as of July 31, 2014 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (ix) the Seventh Supplemental Indenture dated as of October 31, 2014 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (x) the Eighth Supplemental Indenture dated as of January 30, 2015 (the “Eighth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xi) the Ninth Supplemental Indenture dated as of April 30, 2015 (the “Ninth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xii) the Tenth Supplemental Indenture dated as of October 30, 2015 (the “Tenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Tenth

Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xiii) the Eleventh Supplemental Indenture dated as of January 29, 2016 (the “Eleventh Supplemental Indenture”), by and between the party listed on Schedule A thereto (who, pursuant to such Eleventh Supplemental Indenture, affirmed its obligations as a Guarantor) and the Trustee; (xiv) the Twelfth Supplemental Indenture, dated as of April 29, 2016 (the “Twelfth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twelfth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; and (xv) the Thirteenth Supplemental Indenture dated as of October 31, 2016 (the “Thirteenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Thirteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xvi) the Fourteenth Supplemental Indenture, dated as of October 31, 2016 (the “Fourteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xvii) the Fifteenth Supplemental Indenture, dated as of January 21, 2017 (the “Fifteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xviii) the Sixteenth Supplemental Indenture, dated as of April 28, 2017 (the “Sixteenth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Sixteenth Supplemental Indenture, affirmed its obligations as a Guarantor) and the Trustee; (xix) the Seventeenth Supplemental Indenture, dated as of July 31, 2017 (the “Seventeenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Seventeenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xx) the Eighteenth Supplemental Indenture, dated as of October 31, 2017 (the “Eighteenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Eighteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxi) the Nineteenth Supplemental Indenture dated as of October 31, 2017 (the “Nineteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Nineteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxii) the Twentieth Supplemental Indenture dated as of April 13, 2018 (the “Twentieth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twentieth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxiii) the Twenty-First Supplemental Indenture dated as of April 30, 2018 (the “Twenty-First Supplemental Indenture”), by and among the party listed on Schedule A thereto (who, pursuant to such Twenty-First Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xxiv) the Twenty-Second Supplemental Indenture dated as of October 31, 2018 (the “Twenty-Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twenty-Second Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; and as may be further supplemented (including by this Twenty-Third Supplemental Indenture) and/or amended.